Exhibit 10.27

This is an English Translation

Supplementary Agreement

Party A: Guangzhou Yitongtianxia Software Development Co., Ltd., a wholly foreign owned enterprise established and existing in accordance with the PRC laws, with its registered address at No. 1- 6, Room 1501, No. 233, Tian Fu Road, Tianhe District, Guangzhou;

Party B: Guangzhou Yingzheng Information Technology Co., Ltd., a limited liability company established and existing in accordance with the PRC laws, with it registered address at Floor 15, Hua Jian Tower, No. 233, Tian Fu Road, Tianhe District, Guangzhou;

Party C: Wang Yongchao, a PRC citizen (ID number: 440823197306096917); Liang De, a PRC citizen (ID number: 440823197305204138); Zheng Feng, a PRC citizen (ID number: 44080119730802031X);

(each a “Party” and collectively as “Parties”).

Whereas:

The Parties entered into certain agreements as more particularly described under Annex 1 herein (see Annex 1, hereinafter referred to as “Original Agreements”) and certain understandings were formed between the Parties during execution of the Original Agreements. In order to put on record these understandings, the Parties agreed to enter into this supplemental agreement to the Original Agreements (this “Supplemental Agreement”) and the Parties further agree that this Supplemental Agreement shall be retrospectively effective from 28 October 2009, being the date of the Original Agreements, as follows:

1.                                      Party A hereby agrees and confirms that it has the obligation to provide continuous financial support to Party B in order to satisfy the need for funds necessary for the operations of Party B.

2.                                      The amount received by Party C, as a result of Party A exercising its exclusive option to purchase all or a portion of the share equities of Party B, shall be paid in accordance with Clause 2.6 of the Option Agreement, and the remaining balance shall be paid to Party A or a third party company or individual designated by Party A without consideration.

3.                                      Unless otherwise agreed by Party A, prior to Party A exercising its exclusive option to purchase all of the share equities of Party B, Party C shall not request any profit distributions from Party B. In the case where profit distribution takes place, at the request of Party A, Party C shall promptly pay such distributed profits received from Party B in accordance with Clause 4.2 of the Share Pledge Agreement, and the remaining balance shall be fully paid to Party A or company designated by Party A.

4.                                      Party C or any person designated by Party C shall unconditionally pay any capital obtained from Party B (including without limitation the dividends, bonuses and other rights and proceeds distributed by Party B) in accordance with Clause 4.2 of the Share Pledge Agreement, and the remaining balance shall be fully transferred to Party A or other company designated by Party A.

5.                                      The technology and marketing service fees as referred to in the Exclusive Management Technology Services and Market Promotion Services Agreement shall be determined by Party A unilaterally.

In addition, the Parties hereby confirm that, as of the date of this Supplemental Agreement, the above Clause 1 hereto (“Party A hereby agree and confirm that Party A shall have the obligation to provide continuous financial support to Party B in order to satisfy the need for funds necessary for the operations of Party B.”) shall become null and void.

(No Text Below)

(This page has no text and is the signature page to the Supplemental Agreement.)

Party A:

Guangzhou Yitongtianxia Software Development Co., Ltd.

By:	[with Wang Yongchao’s signature and company seal]

Authorized Representative

Party B:

Guangzhou Yingzheng Information Technology Co., Ltd.

By:	[with Wang Yongchao’s signature and company seal]

Authorized Representative

Party C:

Wang Yongchao

By:	[with Wang Yongchao’s signature]

Liang De

By:	[with Liang De’s signature]

Zheng Feng

By:	[with Zheng Feng’s signature]

Signing Date: 23 August 2011

Annex 1

No.	Name of Agreement	Signing Party	Signing Date
1	Exclusive Management Technology Services and Market Promotion Services Agreement	Party A, Party B	28 October 2009
2	Share Pledge Agreement	Party A, Party B, Party C	28 October 2009
3	Option Agreement	Party A, Party C	28 October 2009
4	Agreement for Voting Proxies	Party A, Party B, Party C	28 October 2009
5	Loan Agreement	Party A, Party C	28 October 2009